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                                                                    EXHIBIT 21.1



Subsidiaries of the Registrant:

(all Texas entities):

*      Texas-New Mexico Power Company
*      Facility Works, Inc.
*      TNP Energy Services, Inc.
*      TNP Technologies, LLC
*      TNP Magnus, LLC
*      TNP Operating Company